    As filed with the Securities and Exchange Commission on October 7, 1998
                                                      Registration No. 333-65389

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 1
                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                                   WAXS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                             ---------------------

              DELAWARE                                 3661                                 58-2398004
    (State or other jurisdiction           (Primary Standard Industrial                  (I.R.S. Employer
  of Incorporation or organization)         Classification Code Number)               Identification Number)

                                                                               MARK A. GERGEL
          945 E. PACES FERRY ROAD, SUITE 2240                       945 E. PACES FERRY ROAD, SUITE 2240
                 ATLANTA, GEORGIA 30326                                    ATLANTA, GEORGIA 30326
                     (404) 231-2025                                            (404) 231-2025
   (Name, address, including zip code, and telephone         (Name, address, including zip code, and telephone
                        number,                                                   number,
area code, of Registrant's principal executive offices)               area code, of agent for service)

                             ---------------------

                                   COPIES TO:

                  STEVEN E. FOX, ESQ.                                     BRENT CHRISTENSEN, ESQ.
                  ROGERS & HARDIN LLP                                     PARSONS, BEHLE & LATIMER
                2700 INTERNATIONAL TOWER                                      ONE UTAH CENTER
               229 PEACHTREE STREET, N.E.                                  201 SOUTH MAIN STREET
                 ATLANTA, GEORGIA 30303                                          SUITE 1800
                     (404) 522-4700                                   SALT LAKE CITY, UTAH 84145-0898
                                                                               (801) 532-1234

                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As promptly as practicable after this registration statement becomes effective and certain other conditions to the mergers proposed herein are satisfied.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
                                                                 PROPOSED              PROPOSED
                                             AMOUNT              MAXIMUM               MAXIMUM              AMOUNT OF
       TITLE OF EACH CLASS OF                TO BE            OFFERING PRICE          AGGREGATE           REGISTRATION
   SECURITIES TO BE REGISTERED(1)        REGISTERED(2)         PER UNIT(3)        OFFERING PRICE(3)          FEE(4)
--------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per
  share..............................  27,000,000 shares          $16.99             $458,831,250           $135,355
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------

(1) This registration statement relates to securities of the Registrant issuable to holders of capital stock of NACT Telecommunications, Inc., a Delaware corporation ("NACT"), in the proposed merger of a wholly-owned subsidiary of the Registrant with and into NACT (the "NACT Merger"), and to holders of capital stock of World Access, Inc., a Delaware corporation ("World Access"), in the proposed merger of a wholly-owned subsidiary of the Registrant with and into World Access (the "World Access Merger").
(2) Based upon the number of shares of capital stock of NACT and World Access presently outstanding or otherwise expected to be issued on or before the closing of the mergers and entitled to receive the merger consideration pursuant to the NACT Merger and the World Access Merger.
(3) Pursuant to Rules 457(f)(i) and 457(c) under the Securities Act of 1933, as amended, and solely for purposes of calculating the registration fee, the registration fee was computed on the basis of the average of the high and low prices of the common stock of NACT on The Nasdaq National Market and the average of the high and low prices of the common stock of World Access on The Nasdaq National Market, in each case on October 5, 1998.

(4) The registration fee of $135,355 was calculated pursuant to 457(f) under the Securities Act as follows: $295 per $1,000,000 (or fraction thereof) of the proposed maximum aggregate offering price. A fee of $12,738 was paid on April 28, 1998 pursuant to Section 14(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with the filing of the preliminary materials by World Access and NACT. Pursuant to 457(b) under the Securities Act, the registration fee payable herewith has been reduced by $12,738, the amount previously paid upon filing of such preliminary materials. Accordingly, an additional fee of $122,617 is required to be paid and was paid with the initial filing of this Registration Statement.

                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 102 of the Delaware General Corporation Law ("DGCL") allows a corporation to eliminate or limit the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damages for a breach of fiduciary duty as a director, except (i) for breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for certain unlawful dividends and stock repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.

     Section 145 of the DGCL provides that in the case of any action other than one by or in the right of the corporation, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 145 of the DGCL provides that in the case of an action by or in the right of a corporation to procure a judgment in its favor, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action or suit by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under standards similar to those set forth in the preceding paragraph, except that no indemnification may be made in respect of any action or claim as to which such person shall have been adjudged to be liable to the corporation unless a court determines that such person is fairly and reasonably entitled to indemnification.

     Articles X and XI of the Company's Certificate of Incorporation provides for indemnification of directors, officers and employees to the fullest extent permissible under the DGCL.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits

     The following exhibits are filed herewith or incorporated herein by reference.

EXHIBIT NO.                                 DESCRIPTION
-----------                                 -----------
    2.1(1)      --  Agreement and Plan of Merger and Reorganization, dated as of
                    February 24, 1998, among WAXS INC., World Access, Inc., WAXS
                    Acquisition Corp., NACT Telecommunications, Inc. and NACT
                    Acquisition Corp. (incorporated by reference to Appendix A to the Prospectus/Information Statement included as part of this registration statement).
    2.1(2)      --  First Amendment to Agreement and Plan of Merger and
                    Reorganization, dated as of June 30, 1998, among WAXS INC.,
                    World Access, Inc., WAXS Acquisition Corp., NACT
                    Telecommunications, Inc. and NACT Acquisition Corp.
                    (incorporated by reference to Appendix A-1 to the
                    Prospectus/Information Statement included as part of this
                    registration statement).

EXHIBIT NO.                                 DESCRIPTION
-----------                                 -----------
    2.1(3)      --  Second Amendment to Agreement and Plan of Merger and
                    Reorganization, dated as of September 30, 1998, among WAXS
                    Inc., World Access, Inc., WAXS Acquisition Corp., NACT
                    Telecommunications, Inc. and NACT Acquisition Corp.
                    (incorporated by reference to Appendix A-2 to the
                    Prospectus/Information Statement included as part of this
                    registration statement).
    3.1         --  Certificate of Incorporation of WAXS INC.*
    3.2         --  Bylaws of WAXS INC.*
    5.1         --  Opinion letter of Rogers & Hardin LLP as to the legality of the securities being registered by this registration
                    statement.
    8.1         --  Opinion letter of Van Cott, Bagley, Cornwall & McCarthy as to certain tax matters.*
    8.2         --  Opinion letter of Rogers & Hardin LLP as to certain tax matters.*
   23.1         --  Consent of Rogers & Hardin LLP with respect to its opinion as to the legality of securities being registered by this
                    registration statement (contained in Exhibit 5.1).
   23.2         --  Consent of Van Cott, Bagley, Cornwall & McCarthy with
                    respect to its opinion as to certain tax matters (contained in Exhibit 8.1).
   23.3         --  Consent of Rogers & Hardin LLP with respect to its opinion as to certain tax matters (contained in Exhibit 8.2).
   23.4         --  Consent of PricewaterhouseCoopers LLP, independent auditors, with respect to financial statements of World Access, Inc.*
   23.5         --  Consent of KPMG Peat Marwick LLP, independent auditors, with respect to financial statements of NACT Telecommunications,
                    Inc.*
   23.6         --  Consent of NationsBanc Montgomery Securities LLC with
                    respect to its fairness opinion regarding the NACT Merger
                    (incorporated by reference to Appendix B to the
                    Prospectus/Information Statement included as part of this
                    registration statement).
   23.7         --  Consent of Ernst & Young LLP, independent auditors, with respect to consolidated financial statements of Telco
                    Systems, Inc.*
   23.8         --  Consent of Ernst & Young LLP, independent auditors, with respect to consolidated financial statements of Cherry
                    Communications Incorporated and Cherry Communications U.K.
                    Limited.*
   23.9         --  Consent of Grant Thorton LLP, independent auditors, with respect to financial statements of Cherry Communications
                    Incorporated and Cherry Communications U.K. Limited.*
   23.91        --  Consent of Deloitte & Touche LLP, independent auditors, with respect to financial statements of Advanced TechCom, Inc.*
   23.92        --  Consent of Tedder, Grimsley & Company, P.A., independent auditors, with respect to financial statements of Advanced
                    TechCom, Inc.*
   24.1         --  Powers of attorney (included on pages II-5).


---------------


  * Previously filed.


(b) Financial Statement Schedules

     Financial statements and schedules not included herein have been omitted because of the absence of conditions under which they are required or because the required information, where material, is shown in the consolidated financial statements or notes thereto incorporated by reference in the Prospectus/Information Statement.

(c) Reports, Opinions and Appraisals

     The opinion of NationsBanc Montgomery Securities LLC with respect to the NACT Merger is attached as Appendix B to the Prospectus/Information Statement filed as a part of this registration statement.

ITEM 22.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes (i) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (A) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (B) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (C) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (ii) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) (i) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (ii) The undersigned registrant hereby undertakes that every prospectus: (A) that is filed pursuant to paragraph (c)(i) immediately preceding or (B) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that such a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference in the Prospectus/Information Statement pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on October 7, 1998.


                                          WAXS INC.

                                          By:      /s/ STEVEN A. ODOM

                                            ------------------------------------
                                                       Steven A. Odom
                                                 Chairman of the Board and
                                                  Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----
                 /s/ STEVEN A. ODOM                    Chairman of the Board and Chief  October 7, 1998
-----------------------------------------------------  Executive Officer
                   Steven A. Odom

                 /s/ MARK A. GERGEL                    Executive Vice President and     October 7, 1998
-----------------------------------------------------  Chief Financial Officer
                   Mark A. Gergel                      (Principal Financial Officer)

                          *                            Director and President (Chief    October 7, 1998
-----------------------------------------------------  Operating Officer)
                   Hensley E. West

                          *                            Vice President, Controller and   October 7, 1998
-----------------------------------------------------  Secretary
                  Martin D. Kidder                     (Principal Accounting Officer)

                                                       Director
-----------------------------------------------------
                 Stephen J. Clearman

                          *                            Director                         October 7, 1998
-----------------------------------------------------
                  John D. Phillips

                          *                            Director                         October 7, 1998
-----------------------------------------------------
                 Stephen E. Raville

               *By: /s/ MARK A. GERGEL                                                  October 7, 1998
  ------------------------------------------------
         Mark A. Gergel, as Attorney in Fact

                               INDEX TO EXHIBITS

     The Exhibit numbers in the following list correspond to the numbers assigned to such exhibits in Item 601 and Regulation S-K.


EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
  2.1(1)      --   Agreement and Plan of Merger and Reorganization, dated as of
                   February 24, 1998, among WAXS INC., World Access, Inc., WAXS
                   Acquisition Corp., NACT Telecommunications, Inc. and NACT
                   Acquisition Corp. (incorporated by reference to Appendix A to the Prospectus/Information Statement included as part of this registration statement).
  2.1(2)      --   First Amendment to Agreement and Plan of Merger and
                   Reorganization, dated as of June 30, 1998, among WAXS INC.,
                   World Access, Inc., WAXS Acquisition Corp., NACT
                   Telecommunications, Inc. and NACT Acquisition Corp.
                   (incorporated by reference to Appendix A-1 to the
                   Prospectus/Information Statement included as part of this
                   registration statement).
  2.1(3)      --   Second Amendment to Agreement and Plan of Merger and
                   Reorganization, dated as of September 30, 1998, among WAXS
                   INC., World Access, Inc., WAXS Acquisition Corp., NACT
                   Telecommunications, Inc. and NACT Acquisition Corp.
                   (incorporated by reference to Appendix A-2 to the
                   Prospectus/Information Statement included as part of this
                   registration statement).
  3.1         --   Certificate of Incorporation of WAXS INC.*
  3.2         --   Bylaws of WAXS INC.*
  5.1         --   Opinion letter of Rogers & Hardin LLP as to the legality of the securities being registered by this registration
                   statement.
  8.1         --   Opinion letter of Van Cott, Bagley, Cornwall & McCarthy as to certain tax matters.*
  8.2         --   Opinion letter of Rogers & Hardin LLP as to certain tax
                   matters.*
 23.1         --   Consent of Rogers & Hardin LLP with respect to its opinion as to the legality of securities being registered by this
                   registration statement (contained in Exhibit 5.1).
 23.2         --   Consent of Van Cott, Bagley, Cornwall & McCarthy with
                   respect to its opinion as to certain tax matters (contained in Exhibit 8.1).
 23.3         --   Consent of Rogers & Hardin LLP with respect to its opinion as to certain tax matters (contained in Exhibit 8.2).
 23.4         --   Consent of PricewaterhouseCoopers LLP, independent auditors, with respect to financial statements of World Access, Inc.*
 23.5         --   Consent of KPMG Peat Marwick LLP, independent auditors, with respect to financial statements of NACT Telecommunications,
                   Inc.*
 23.6         --   Consent of NationsBanc Montgomery Securities LLC with
                   respect to its fairness opinion regarding the NACT Merger
                   (incorporated by reference to Appendix B to the
                   Prospectus/Information Statement included as part of this
                   registration statement).
 23.7         --   Consent of Ernst & Young LLP, independent auditors, with
                   respect to consolidated financial statements of Telco
                   Systems, Inc.*
 23.8         --   Consent of Ernst & Young LLP, independent auditors, with
                   respect to financial statements of Cherry Communications
                   Incorporated and Cherry Communications U.K. Limited.*
 23.9         --   Consent of Grant Thorton LLP, independent auditors, with
                   respect to financial statements of Cherry Communications
                   Incorporated and Cherry Communications U.K. Limited.*
 23.91        --   Consent of Deloitte & Touche LLP, independent auditors, with respect to financial statements of Advanced TechCom, Inc.*

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
 23.92        --   Consent of Tedder, Grimsley & Company, P.A., independent
                   auditors, with respect to financial statements of Advanced
                   TechCom, Inc.*
 24.1         --   Powers of attorney (included on pages II-5).


---------------


* Previously filed.